Exhibit 10.3
THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”.

MASTER FACILITIES AGREEMENT
BY AND AMONG
AMERICAN AIRLINES, INC.
AND
AMERICAN EAGLE AIRLINES, INC.
AND
EXECUTIVE AIRLINES, INC.

TABLE OF CONTENTS

Page
Section 1. Defined Terms	1
Section 2. License and Use of American Facilities	6
Section 3. Ownership and Use of Contractor Facilities	7
Section 4. Adjustments of American Facilities and Contractor Facilities	10
Section 5. Repairs and Capital Improvements	11
Section 6. Letters of Credit and Cash Deposits	11
Section 7. Allocation of Costs and Expenses	12
Section 8. Exclusivity	13
Section 9. Reserved	14
Section 10. Term and Termination	14
Section 11. Continuing Obligations Following Termination	16
Section 12. Environmental Covenants	17
Section 13. Condemnation	20
Section 14. Limitation on Damages	20
Section 15. Indemnification	21
Section 16. Insurance	22
Section 17. Resolution of Disputes	24
Section 18. Equitable Remedies	26
Section 19. Notices	27
Section 20. Binding Effect and Assignment	28
Section 21. Amendment and Modification	28
Section 22. Waiver	28
Section 23. Interpretation	28
Section 24. Cooperation With Respect to Reporting	27
Section 25. Counterparts	29
Section 26. Severability	29
Section 27. Governing Law	29
Section 28. Entire Agreement	29
Section 29. Remedies Cumulative	29
Section 30. Further Assurances	30
Section 31. No Third Party Beneficiaries	29
Section 32. Relationship of the Parties	29
Section 33. Jurisdiction	30
Section 34. Punitive Damages	31
Section 35. Survival of Certain Obligations	31

- i -

SCHEDULE 1:	Accounting and Auditing Procedures
SCHEDULE 2:	Contractor Controllable Facilities
SCHEDULE 3:	American Facilities
SCHEDULE 4:	Contractor Facilities
SCHEDULE 5:	American Facilities and Contractor Facilities Maintained by American

- ii -

MASTER FACILITIES AGREEMENT
     This Master Facilities Agreement (this “Agreement”) is dated as of the ____ day of ____________, 2011, and effective as of _________, 2011 (the “Effective Date”), by and among American Airlines, Inc., a Delaware corporation (together with its successors and permitted assigns, “American”), American Eagle Airlines, Inc., a Delaware corporation (together with its successors and permitted assigns, “Eagle”), and Executive Airlines, Inc., a Delaware corporation (together with its successors and permitted assigns, “Executive” and together with Eagle, jointly and severally, “Contractor”). All capitalized terms used herein that are not specifically defined when used shall have the meanings set forth under Section 1.
     WHEREAS, the Air Services Agreement requires American to provide or cause to be provided to Contractor the airport facilities that are reasonably necessary for the provision of Regional Airline Services, with certain exceptions, and the Master Ground Handling Agreement requires American to provide or cause to be provided to Contractor the airport facilities that are reasonably necessary for the provision of Ground Handling Services, with certain exceptions; and
     WHEREAS, American and Contractor desire to establish the terms by which both American and Contractor will use and share airport and other facilities in furtherance of the provision of the Regional Airline Services and Ground Handling Services pursuant to the Air Services Agreement and Master Ground Handling Agreement; and
     WHEREAS, prior to or contemporaneously herewith certain Ancillary Agreements are being executed that are critical to the purposes of this Agreement, which Ancillary Agreements shall be deemed consideration for this Agreement; it being understood that without such Ancillary Agreements this Agreement would not have been executed; and
     WHEREAS, all references to specific schedules, exhibits and appendices in this Agreement shall be those certain schedules, exhibits and appendices attached hereto, which shall be deemed incorporated herein by reference and a part of this Agreement for all purposes.
     NOW, THEREFORE, for and in consideration of the mutual covenants and agreements herein contained, American, on the one hand, and Eagle and Executive, jointly and severally on the other hand, agree as follows:
     Section 1. Defined Terms. The following terms shall have the meanings set forth below for all purposes of this Agreement and shall be equally applicable to both the singular and the plural forms of the terms defined herein.
     “Accounting and Auditing Procedures” shall mean those certain policies and procedures set forth on Schedule 1.
     “Affiliate” shall mean any Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, another Person.
     “Air Services Agreement” shall mean that certain Air Services Agreement dated as of August 31, 2011, among American, Eagle and Executive, as it may be amended from time to time in accordance with the provisions thereof, together with all exhibits, appendices, schedules and annexes thereto.
     “Airport Operator” shall mean any Governmental Authority or any similar authority or governing board in any domestic or foreign jurisdiction, or any private or quasi-governmental entity, governing board or other Person with authority to lease, convey or otherwise grant or restrict rights to use or operate any airport facilities associated with this Agreement.
     “American Agent” shall mean any representative or agent of American (and the employees of any such representative or agent).
     “American Facilities” shall mean those certain airport facilities used in connection with the performance of the Contractor Services that are owned, leased, subleased or licensed by American at the Stations specified on Schedule 3, and any airport facilities (i) that replace or are in addition to such airport facilities, including any Contractor Facilities that are Transferred to American, and (ii) that are owned, leased, subleased or licensed by American after the date hereof, in each case that are used for the performance of the Contractor Services, but excluding the Contractor Facilities and the Contractor Controllable Facilities.
     “American Guaranteed Facilities” shall mean all Contractor Facilities existing as of the date of termination or expiration of the terms of both the Air Services Agreement and Master Ground Handling Agreement, or Contractor Facilities at a Station in the case of a Partial Termination relating to such Station, but in either case only until such time as such Contractor Facilities are Transferred to American or another Person at the direction of American in accordance with the terms hereof or until such time as the applicable Prime Agreement relating to such Contractor Facilities expires in accordance with its terms.
     “American Indemnified Parties” shall mean AMR, American, any American Agent and their respective Affiliates and each of their respective successors or permitted assigns, and the directors, officers and employees of each such Person.
     “American Regional Carriers” shall mean any air carrier that provides regional air services to American under American’s flight designator code or using American’s livery solely in such air carrier’s capacity as provider of such regional air services to American.
     “AMR” shall mean AMR Corporation, a Delaware corporation, or its successors or permitted assigns.
     “Ancillary Agreements” shall mean the Air Services Agreement and each of the other Ancillary Agreements as such term is defined in the Air Services Agreement (excluding in all events this Agreement).
     “Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday unless such day shall be a day when the Federal Reserve Bank of Dallas, or any Governmental Authority then performing similar functions in or around Fort Worth, Texas, is closed. A Business Day shall be deemed to end at 5:00 p.m., Central time.
     “Cash Deposit” shall mean any deposit or payment made in cash by any Party for the purpose of securing obligations under any Prime Agreement with respect to Contractor Facilities.
     “Claims” shall mean all liabilities, judgments, demands, recoveries, awards, settlements, penalties, fines, losses and expenses of any nature or kind whatsoever, including reasonable costs and expenses incidental thereto, under the laws, rules or regulations of any Governmental Authority (whether arising in tort, contract, under the Warsaw Convention, as amended, or the Montreal Convention, as amended, and related instruments and conventions or otherwise); Claims shall include the reasonable costs and expenses of investigating, preparing or defending any such Claims (specifically including post judgment and appellate proceedings or proceedings that are incidental to the successful establishment of a right of indemnification), such as reasonable attorneys’ fees and fees for expert witnesses, consultants and litigation support services.
     “Consent” shall mean any written authorization, agreement, approval, consent, ratification, waiver or other authorization, and “Consented” shall mean the act of providing any such Consent.
     “Contractor Agent” shall mean any contractor, subcontractor, representative or agent (and the employees of any such contractor, subcontractor, representative or agent) retained, directly or indirectly, by Eagle or Executive and providing Contractor Services or any portion thereof on behalf of Eagle or Executive.
     “Contractor Controllable Facilities” shall mean those certain facilities that are owned, leased, subleased or otherwise retained or used by Contractor that are set forth on Schedule 2, along with any facilities acquired by Contractor after the date hereof (i) that are not to be used in connection with Contractor Services or (ii) that American does not stipulate are American Facilities or Contractor Facilities.
     “Contractor Facilities” shall mean those certain airport facilities at the Stations used in connection with the Contractor Services that are owned, leased, subleased or licensed by Contractor and are specified on Schedule 4, and any airport facilities (i) that replace or are in addition to such airport facilities and (ii) that are owned, leased, subleased or licensed by Contractor after the date hereof for the performance of the Contractor Services at the direction of American pursuant to Sections 3 or 4, but excluding the American Facilities, the Contractor Controllable Facilities and any Contractor Facilities after being Transferred to American.
     “Contractor Indemnified Parties” shall mean Eagle, Eagle Holding, Executive, any Contractor Agent and each of their respective Affiliates, and each of their respective successors or permitted assigns, and the directors, officers and employees of each such Person.
     “Contractor Services” shall mean the Regional Airline Services and the Ground Handling Services.
     “Eagle Holding” shall mean AMR Eagle Holding Corporation, a Delaware corporation, and shall include its successors and permitted assigns.
     “Environment” shall mean surface waters, groundwater, drinking water supply, land surface, or subsurface strata, or ambient air.
     “Environmental Law” shall mean any federal, state, Airport Operator or local law, statute, ordinance code, rule, regulation, license, permit, authorization, decision, order, injunction, decree, applicable airport tenant guide, or rule of common law (including without limitation, any regulations or directives of the applicable Airport Operator, and any specifications issued by the Air Transport Association), and any judicial or agency interpretation of any of the foregoing, whether now existing or hereafter enacted or promulgated, as may be amended from time to time, that pertains to health, safety, any Hazardous Material, or the Environment.
     “Exclusive Contractor Space” shall mean those certain airport facilities at each Station necessary for and used in connection with the provision of Regional Airline Services by Contractor that American and Contractor agree, from time to time, shall be reserved exclusively for use by Contractor due to requirements of Contractor collective bargaining agreements as in existence on the date hereof.

     “Governmental Authority” shall mean any federal, state, municipal, local, territorial, or foreign government, or any governmental department, commission, board, bureau, agency, registry, regulatory authority, body or instrumentality, or any other court or other judicial body.
     “Ground Handling Services” shall have the meaning set forth in the Master Ground Handling Agreement.
     “Hazardous Material” shall mean any toxic, radioactive, or hazardous substance, material, waste, pollutant, emission, or contaminant, including without limitation, (i) asbestos, (ii) urea formaldehyde, (iii) the group of organic compounds known as polychlorinated biphenyls (PCBs), (iv) any petroleum product and byproduct including, without limitation, to gasoline, aviation fuel, motor oil, fuel oil, crude oil, and the various constituents of such products, and (v) pesticides, fertilizers, and other agricultural chemicals.
     “Letter of Credit” shall mean an irrevocable commitment by a bank or other financial institution to pay a stated sum of money to a named beneficiary upon satisfaction of certain stated conditions or a surety bond or other similar form of security for performance.
     “Major Repair and Improvements” shall mean any repair, improvement, addition, alteration or change to any American Facility or Contractor Facility or any part thereof (such as a building, improvement, fixture, facility or system) that (i) requires an out-of-pocket expenditure of ***** or more, (ii) arises from American’s direction to change the branding of Contractor from “American Eagle” or (iii) *****.
     “Master Ground Handling Agreement” shall mean that certain Master Ground Handling Agreement of even date herewith, among American, Eagle and Executive, as it may be amended from time to time in accordance with the provisions thereof, together with all exhibits, appendices, schedules and annexes thereto.
     “Non-Passenger Facilities” shall mean all American Facilities and Contractor Facilities that are non-passenger facing facilities, spaces or areas, including, but not limited to, bag rooms, administrative offices, ground support equipment facilities, storage rooms, cargo space, maintenance facilities and all other non-passenger related facilities, spaces and areas that passengers do not routinely see or associate with American, Eagle or any American Regional Carrier, excluding, in all events, Passenger Facilities.
     “Notice” shall mean a written notice, direction or instruction, given in accordance with Section 19.
     “Ordinary Course of Business” shall mean any action taken by a Person (i) that is consistent in nature, scope and magnitude with past practices of such Person and is taken in the ordinary course of the normal, day-to-day operations of such Person and (ii) is similar in nature, scope and magnitude to actions customarily taken in the ordinary course of the normal, day-to-day operations of other Persons that are in the same line of business as such Person.
     “Other Airline” shall mean any airline other than American, any Affiliate of American or any American Regional Carrier.

*	THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”.

     “Party” shall mean any of American, on the one hand, or Eagle, Executive or Contractor, on the other hand, and “Parties” shall mean American and Contractor, collectively.
     “Passenger Facilities” shall mean all American Facilities and Contractor Facilities that are passenger facing facilities, spaces or areas, including, but not limited to, all hold rooms, passenger lounges, baggage service offices, jet bridges, ticketing counters, curbside check-in facilities and all other passenger related facilities, spaces and areas that passengers may routinely see or associate with American, Eagle or any American Regional Carrier, excluding, in all events, Non-Passenger Facilities.
     “Person” shall mean an individual, partnership, limited liability company, corporation, joint stock company, trust, estate, joint venture, association or unincorporated organization, or any other form of business or professional entity.
     “Prime Agreement” shall mean (i) any airport operating agreement or other lease, sublease, agreement, contract, license or other arrangement; (ii) any rules, regulations, licenses, arrangements, restrictions or other requirements; or (iii) any amendment, modification, extension or renewal thereof, to the extent entered into by, or binding on or applicable to, American, Contractor or any of their Affiliates or any other Person and any applicable Airport Operators pursuant to which such Airport Operators have conferred upon American or Contractor the right to use or occupy any American Facilities or Contractor Facilities or restricted in any way the use or operation of such American Facilities or Contractor Facilities.
     “Regional Airline Services” shall have the meaning set forth in the Air Services Agreement.
     “Representative” shall mean the individual agent or representative designated by each Party to be its formal liaison with or representative to the other Party for matters relating to this Agreement, having the (non-exclusive) authority and responsibility as described in this Agreement.
     “Release” shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing into the Environment and “threat of Release” shall mean a substantial likelihood of a Release that requires action to prevent or mitigate damage to the Environment that may result from such Release.
     “Separation and Distribution Agreement” shall mean that certain Separation and Distribution Agreement of even date herewith, between AMR and Eagle Holding, as it may be amended from time to time in accordance with the provisions thereof, together with all exhibits, appendices, schedules and annexes thereto.
     “Station” shall mean each airport or other similar location at which there are American Facilities or Contractor Facilities.
     “Transfer” shall mean any lease, sublease, assignment, disposition, sale or other transfer.
     “Transition Services Agreement” shall mean that certain Transition Services Agreement of even date herewith, among American, Eagle and Executive, as it may be amended from time to time in accordance with the provisions thereof, together with all exhibits, appendices, schedules and annexes thereto.
     Additionally, the following terms shall have the meaning set forth in the corresponding sections of this Agreement:

Term	Defined in Section
“AA License”	Section 2(a)
“Absorbed Expenses”	Section 7(a)
“Agreement”	Introductory Paragraph
“American”	Introductory Paragraph
“Communication”	Section 19
“Contractor”	Introductory Paragraph
“Controllable Costs”	Section 7(c)
“Dispute”	Section 17
“Eagle”	Introductory Paragraph
“Effective Date”	Introductory Paragraph
“Executive”	Introductory Paragraph
“Final Monthly Schedule”	Section 7(d)
“Indemnified Party”	Section 15(c)
“Indemnifying Party”	Section 15(c)
“Insolvency Event”	Section 10(d)(i)
“Invoiced Pass Through Costs”	Section 7(d)
“Partial Termination”	Section 10(c)
“Pass Through Costs”	Section 7(b)
“Term”	Section 10(a)
     Section 2. License and Use of American Facilities.
          (a) Subject to the terms and conditions hereof and for the Term hereof, American hereby grants to Contractor the non-exclusive right and license to use and occupy the American Facilities for the purpose of providing the Contractor Services (the “AA License”).
          (b) Subject to the terms and conditions hereof and only for so long as the AA License shall be in effect at any Station, Eagle and Executive jointly and severally covenant and agree that they shall, at or with respect to the American Facilities related to such Station, unless otherwise directed by American:
     (i) as directed by American, use commercially reasonable efforts to provide any Person with access at any reasonable time, subject to applicable security requirements or restrictions;
     (ii) not violate or breach any of the provisions of any applicable Prime Agreement available to Contractor;
     (iii) timely observe, obey and execute the provisions of any and all present rules and regulations issued by American, and all reasonable rules and regulations promulgated in the future by Notice from American to Contractor, in each case pertaining directly or indirectly to the occupation and use of the American Facilities;
     (iv) timely observe, obey and execute the provisions of any and all present and future laws, rules, regulations, requirements, orders and directives promulgated by any applicable Governmental Authority or Airport Operator that may apply directly or indirectly to Contractor’s provision of the Contractor Services on such American Facilities or Contractor’s license, use or occupancy thereof;

     (v) except as provided in (d) below, procure from all applicable Airport Operators all licenses, certificates, permits or other authorizations that may be necessary or required directly or indirectly for the conduct of Contractor Services;
     (vi) to the extent Contractor may directly or indirectly have the right or option to vote with respect to or provide oral or written Consent to any action as a member or participant in any Airport Operator having jurisdiction over such American Facilities at a Station or pursuant to the terms of any Prime Agreement, give prompt Notice to American of any such proposed vote or Consent and vote or Consent in the manner directed by American;
     (vii) conduct their operations in an orderly and proper manner in accordance with applicable industry standards and in accordance with the Ordinary Course of Business;
     (viii) control the conduct, demeanor and appearance of Contractor employees or any Contractor Agents so as to maintain professional standards and upon Notice of any objection from American or the applicable Airport Operator concerning the conduct, demeanor, or appearance of any such Person, immediately take all steps necessary to resolve such objection; and
     (ix) maintain such American Facilities in a clean and orderly manner, free from dirt, rubbish, trash and other unsightly elements and comply with any Notice from American relating thereto.
Nothing contained herein with respect to the covenants and agreements of Eagle or Executive with respect to the American Facilities shall be deemed a recognition or acknowledgment that the costs, fees and expenses associated therewith shall be the payment obligation of Eagle or Executive; it being understood and agreed that express terms of this Agreement and the Ancillary Agreements shall control the allocation of any such costs, fees and expenses to American, on the one hand, and Eagle and Executive, on the other hand.
          (c) Notwithstanding the provisions of Section 2(a) or 2(b), the Parties agree and acknowledge that, so long as Contractor is providing any Regional Airline Services at a specified Station, Contractor shall have the exclusive right and license to use and occupy the Exclusive Contractor Space at the American Facilities at such Station; provided, that at any time and from time to time, American and American Agents shall be granted access to any such Exclusive Contractor Space as directed by American, and any other Person shall be granted access to any such Exclusive Contractor Space but only to the extent required in any applicable Prime Agreement.
          (d) The Parties acknowledge that the grant of the AA License to Contractor has been made without obtaining the Consent and approval of any applicable Airport Operators. If any such Airport Operator subsequently suggests or states that a Consent of any such Airport Operator is required for the grant of the AA License or for the use of the related American Facilities and American determines that obtaining such Consent is necessary or advisable, the Parties shall use commercially reasonable efforts to obtain such Consent and/or to effectuate the AA License on the terms set forth herein.
     Section 3. Ownership and Use of Contractor Facilities.
          (a) Subject to the terms and conditions hereof and for the Term, with respect to the Contractor Facilities, Eagle and Executive agree to hold the Contractor Facilities on American’s behalf and solely for the purposes of providing the Contractor Services or as otherwise may be subsequently directed by American. Without limiting the generality of the foregoing, Eagle and Executive jointly and severally covenant and agree that that they shall, with respect to the Contractor Facilities:
     (i) at the direction and cost of American, use their commercially reasonable efforts to amend, modify, extend, renew, Transfer or terminate any Prime Agreement for the lease, sublease, occupancy or use of any such Contractor Facilities or obtain the Consent of the applicable Airport Operator to any such amendment, modification, extension, renewal, Transfer or termination;
     (ii) not violate or breach any of the provisions of any applicable Prime Agreement;
     (iii) at the direction and cost of American, use their commercially reasonable efforts to enter into any lease, sublease or other appropriate agreement with any applicable Airport Operator for any airport facilities for the replacement of or addition to any American Facilities or Contractor Facilities for use in connection with the Contractor Services; provided, that American shall have used commercially reasonable efforts to enter into such agreement with the applicable Airport Operator, but shall not have been permitted by the applicable Airport Operator to enter into any such agreement, or American shall have reasonably determined that any such agreement may be entered into by Contractor on more favorable terms than if entered into by American;
     (iv) except as otherwise provided in this Section 3, not Transfer all or any portion of their interest, nor enter into any lease, sublease or other agreement relating to such Contractor Facilities, or amend, modify, extend or renew in any manner any such applicable Prime Agreement, or Consent to any of the same, without the Consent of American, it being understood that any such Transfer or other agreement relating to any Contractor Facilities in violation of this Section 3 shall be void and ineffectual ab initio;
     (v) as directed by American, use commercially reasonable efforts to provide any Person with access at any reasonable time to the Contractor Facilities, subject to applicable security requirements or restrictions;
     (vi) comply in a timely manner with all of their obligations arising under the applicable Prime Agreements, including prompt payment and discharge of all rental obligations in accordance with the terms of such Prime Agreements; it being understood that American shall reimburse Contractor for the payment of any such rental obligations in accordance with Section 7, subject, however, to American’s right to reasonably object to and contest any such obligation in good faith and in connection therewith to direct Eagle or Executive, as the case may be, to withhold payment or performance of such obligation pending the outcome of such contest, provided that American agrees to indemnify Eagle or Executive, as the case may be, for any cost imposed on it by the applicable Airport Operator due to Eagle or Executive withholding such payment or performance;
     (vii) timely observe, obey and execute the provisions of any and all present rules and regulations issued by American, and all reasonable rules and regulations promulgated in the future by Notice from American to Contractor;

     (viii) timely observe, obey and execute the provisions of any and all present and future laws, rules, regulations, requirements, orders and directives promulgated by any applicable Governmental Authority or Airport Operator that may apply directly or indirectly to Contractor’s provision of the Contractor Services on such Contractor Facilities or Contractor’s license, use, or occupancy thereof, subject, however, to American’s right to reasonably object to and contest any such obligation in good faith and in connection therewith to direct Eagle or Executive, as the case may be, to withhold payment or performance of such obligation pending the outcome of such contest, provided that American agrees to indemnify Eagle or Executive, as the case may be, for any cost imposed on it by the applicable Governmental Authority or Airport Operator due to Eagle or Executive withholding such payment or performance;
     (ix) procure from all applicable Airport Operators all licenses, certificates, permits or other authorizations that may be necessary or required directly or indirectly for the conduct of Contractor Services;
     (x) timely pay and discharge any and all costs, fees and other similar expenses arising from the use or occupancy of such Contractor Facilities, including all electrical, gas, water or other utility costs, fees or expenses; it being understood that American shall reimburse Contractor for the payment of any such utility costs or fees in accordance with Section 7;
     (xi) timely pay and discharge any and all state and local real property taxes or similar costs or fees related to such Contractor Facilities; it being understood that American shall reimburse Contractor for the payment of any such taxes or fees in accordance with Section 7;
     (xii) if Contractor receives any rebates, refunds or other cash adjustments from the applicable Airport Operator for any time after the Effective Date, promptly pay such rebates or refunds to American;
     (xiii) to the extent Contractor may, directly or indirectly, have the right or option to vote with respect to or provide written or oral Consent to any action as a member or participant in any Airport Operator having jurisdiction over such Contractor Facilities or pursuant to the terms of any Prime Agreement, use commercially reasonable efforts to give prompt Notice to American of any such proposed vote or Consent and vote or Consent in the manner directed by American;
     (xiv) conduct operations in an orderly and proper manner in accordance with applicable industry standards and in accordance with the Ordinary Course of Business;
     (xv) control the conduct, demeanor and appearance of Contractor employees or any Contractor Agents so as to maintain professional standards and upon Notice of any objection from American or the applicable Airport Operator concerning the conduct, demeanor, or appearance of any such Person, immediately take all steps necessary to resolve such objection; and
     (xvi) maintain such Contractor Facilities in a clean and orderly manner, free from dirt, rubbish, trash and other unsightly elements and comply with any Notice from American relating thereto.

Nothing contained herein with respect to the covenants and agreements of Eagle or Executive with respect to the Contractor Facilities shall be deemed a recognition or acknowledgment that the costs, fees and expenses associated therewith shall be the payment obligation of Eagle or Executive; it being understood and agreed that express terms of this Agreement and the Ancillary Agreements shall control the allocation of any such costs, fees and expenses to American, on the one hand, and Eagle and Executive, on the other hand.
          (b) Notwithstanding the provisions of Section 3(a), the Parties agree and acknowledge that, so long as Contractor is providing any Regional Airline Services at a specified Station, Contractor shall have the exclusive right and license to use and occupy the Exclusive Contractor Space at the Contractor Facilities at such Station; provided, that at any time and from time to time, American and American Agents shall be granted access to any such Exclusive Contractor Space as directed by American, and any other Person shall be granted access to any such Exclusive Contractor Space but only to the extent required in any applicable Prime Agreement.
          (c) Notwithstanding the provisions of Section 3(a)(iv), prior to the termination or expiration of any lease, sublease or other agreement relating to the Contractor Facilities, American shall provide Contractor with reasonable Notice of any decision not to extend or renew such lease, sublease or other agreement, or of American’s intent that such lease, sublease or other agreement should terminate or expire, but use of such Contractor Facilities should continue on a “hold-over” basis or pursuant to another lease, sublease or other agreement. The terms of this Section 3 shall continue with respect to such Contractor Facilities if American directs that use of such Contractor Facilities should continue on a “hold-over” basis or pursuant to another lease, sublease or other agreement. Upon receipt of Notice of American’s decision not to extend or renew a lease, sublease or other agreement, unless American intends for such lease, sublease or other agreement to continue on a “hold-over” basis or pursuant to another agreement, Contractor shall have the right and option to enter into a lease, sublease, amendment or other agreement relating to such Contractor Facilities on its own behalf. If Contractor enters into such lease, sublease, amendment or other agreement with respect to such Contractor Facilities on its own behalf, to the extent such facilities are used to provide Regional Airline Services or Ground Handling Services, such facilities shall be Contractor Facilities and subject to the terms hereof. Immediately upon Contractor ceasing to provide any Regional Airline Services or Ground Handling Services at such Station, such Contractor Facilities shall be deemed Contractor Controllable Facilities and no longer subject to the terms hereof.
     Section 4. Adjustments of American Facilities and Contractor Facilities.
          (a) American shall have the right and option at any time and from time to time, in its sole and absolute discretion, to designate any airport facilities to replace or be added to any American Facilities or Contractor Facilities for the performance of the Contractor Services, or to designate that a lesser amount of airport facilities be included in the American Facilities or Contractor Facilities to the extent permitted by the applicable Airport Operator and subject to American’s obligations under the Air Services Agreement and Master Ground Handling Agreement.
          (b) Eagle and Executive hereby covenant and agree to assist and cooperate with American to determine the airport and other facilities reasonably necessary for Contractor’s provision of the Regional Airline Services under the Air Services Agreement and the Ground Handling Services under the Master Ground Handling Agreement.
          (c) Any performance or financial impacts of replacement or addition to American Facilities or Contractor Facilities under this Section 4 shall be governed by the Air Services Agreement or the Master Ground Handling Agreement, as applicable.

     Section 5. Repairs and Capital Improvements.
          (a) Notwithstanding anything herein to the contrary, and except for those American Facilities and Contractor Facilities set forth on Schedule 5 and any other American Facilities or Contractor Facilities designated by American after the date hereof, Contractor shall be required at its sole cost and expense to maintain and repair the American Facilities and Contractor Facilities in accordance with its Ordinary Course of Business, including ordinary repairs and maintenance on any fixtures, furnishings and signs thereon that are necessary to keep the American Facilities and Contractor Facilities clean and in good operating condition and repair, reasonable wear and tear excepted, but only to the extent such repair or maintenance is not a Major Repair and Improvement.
          (b) American shall have the right to perform, directly or indirectly, any Major Repair and Improvements on all American Facilities and Contractor Facilities and shall have the right to require Contractor following reasonable Notice to perform any Major Repair and Improvements on all American Facilities and Contractor Facilities. Contractor shall not undertake or commit to any Major Repair and Improvements on any American Facilities or Contractor Facilities without the Consent of American. American shall not unreasonably withhold its Consent to any such Major Repair and Improvements on any of the American Facilities or Contractor Facilities that are necessary for American or Contractor to comply with the requirements or specifications of the applicable Prime Agreement; provided, that American shall have the right to object to and contest any such requirements or specifications in good faith and in connection therewith to direct Eagle or Executive, as the case may be, to withhold payment or performance of such requirements or specifications pending the outcome of any such objection or contest, provided that American agrees to indemnify Eagle or Executive, as the case may be, for any cost imposed on it by the applicable Government Authority or Airport Operator due to Eagle or Executive withholding such payment or performance.
          (c) American shall promptly pay, or reimburse Contractor in accordance with Section 7, for any and all Major Repair and Improvements on the American Facilities and Contractor Facilities and any federal, state or local taxes accrued or incurred on such Major Repair and Improvements.
     Section 6. Letters of Credit and Cash Deposits.
          (a) If in the Ordinary Course of Business, Contractor has prior to the Effective Date delivered any Letter of Credit to secure performance of its obligations pursuant to any Prime Agreement relating to any Contractor Facilities at any Station, then American shall either replace such Letter of Credit with a Letter of Credit supplied by American, or pay, in accordance with Section 7, to Contractor the amount of any cash deposit paid by Contractor and then held by the issuer of such Letter of Credit as security therefore. For any Letters of Credit or Cash Deposits that may be required after the Effective Date hereof in order to secure Contractor’s performance of its obligations with respect to any Prime Agreement relating to any Contractor Facilities at any Station, American shall provide any such Letter of Credit or Cash Deposit; provided, that if an Airport Operator at any such Station does not permit American to provide such Letter of Credit or Cash Deposit, then at the direction of American, Contractor shall provide a Letter of Credit or Cash Deposit satisfactory to such Airport Operator, and American shall pay, in accordance with Section 7, to Contractor the amount of such Cash Deposit or of any cash deposit required to be paid by Contractor to the issuer of such Letter of Credit as security therefore and any fees or other costs payable to the issuer of such Letter of Credit.
          (b) Any Cash Deposits paid by Contractor to the issuer of a Letter of Credit to secure such Letter of Credit, either in place at the Effective Date or provided after the Effective Date, shall become the property of American and, if returned to Contractor, Contractor shall promptly pay such Cash Deposits to American.
     Section 7. Allocation of Costs and Expenses. Except as expressly set forth in this Section 7 or otherwise provided for in this Agreement, all costs and expenses incurred in connection with the performance of American’s and Contractor’s respective obligations under this Agreement shall be classified as “Absorbed Expenses”, “Pass Through Costs” or “Controllable Costs” and shall be payable as follows:
          (a) Absorbed Expenses. The following costs and expenses shall be paid directly by American (collectively the “Absorbed Expenses”):
     (i) Rent and other costs of ownership and use of the American Facilities and Contractor Facilities, to the extent borne by American as provided in Sections 2 and 3, respectively;
     (ii) Cost of any Major Repair and Improvements, to the extent and as provided in Section 5; and
     (iii) Provision of Letters of Credit and Cash Deposits, to the extent and as provided in Section 6.
American and Contractor recognize that certain Absorbed Expenses may arise from services provided by Contractor pursuant to the Ancillary Agreements. The categorization of certain Absorbed Expenses under this Agreement shall not in any manner whatsoever limit the Parties’ responsibilities under any of the Ancillary Agreements. Any Absorbed Expenses that are paid by American under this Agreement shall not be paid by American under any Ancillary Agreement.
          (b) Pass Through Costs. The following costs and expenses (the “Pass Through Costs”) consist of those items or services for which Contractor may periodically incur costs and expenses under this Agreement; provided, that if American directly pays any Pass Through Costs, then such Pass Through Costs shall be deemed an Absorbed Expense. Unless otherwise Consented to by American or otherwise paid directly by American, Pass Through Costs shall not include: Absorbed Expenses, Controllable Costs, or any fines or other amounts set forth in subsection (e), or any other costs or expenses not directly related to Contractor’s use of the American Facilities or Contractor Facilities. Pass Through Costs are:
     (i) Rent and other costs of ownership and use of the American Facilities, Contractor Facilities and American Guaranteed Facilities to the extent and as provided in Sections 2, 3 and 11, respectively;
     (ii) Cost of any Major Repair and Improvements, to the extent borne by American as provided in Section 5, incurred by Contractor at the direction of American; and
     (iii) Provision of Letters of Credit and Cash Deposits, to the extent borne by American as provided in Section 6, incurred by Contractor at the direction of American; and
     (iv) Any other costs and expenses, to the extent borne by American pursuant to this Agreement, incurred by Contractor at the direction of American.

          (c) Controllable Costs. American shall not be required to incur any cost or make any payment pursuant to this Section 7 to the extent that such cost or payment is attributable to any of the following costs and expenses incurred by Contractor (collectively the “Controllable Costs”). Any cost or expense incurred by Contractor that is not a Pass Through Cost or Absorbed Expense, regardless of whether such costs are described below, shall be considered a Controllable Cost:
     (i) Rent and other costs of ownership and use of any Contractor Controllable Facilities;
     (ii) Costs of ownership and use of the American Facilities and Contractor Facilities, to the extent borne by Contractor as provided in Sections 2 and 3, respectively;
     (iii) Costs to vacate and surrender facilities upon termination of this Agreement, termination of the AA License at any American Facility or Partial Termination of this Agreement with respect to any Contractor Facility, in each case pursuant to Section 10(f); and
     (iv) Any other costs and expenses not specifically allocated pursuant to the terms of this Agreement.
          (d) *****
          (e) American shall not be required to incur any cost or make any payment pursuant to this Section 7 to the extent such cost or payment is attributable to any costs, expenses or losses (including fines, penalties and any costs and expenses associated with any related investigation or defense) incurred by Contractor as a result of any violation by Contractor of any law, statute, judgment, decree, order, rule or regulation of any Governmental Authority. American shall be liable for all costs, expenses and losses (including fines, penalties and any costs and expenses associated with any related investigation or defense) incurred by Contractor as a result of any violation by American or its agents, or by Contractor to the extent performed at the direction of American, of any law, statute, judgment, decree, order, rule or regulation of any Governmental Authority.
     Section 8. Exclusivity. During the Term hereof, American and Contractor hereby covenant and agree that with respect to the American Facilities and Contractor Facilities:
          (a) Each Passenger Facility shall be used by Contractor exclusively for the provision of the Contractor Services to American or American Regional Carriers, and may not be used by Contractor for the provision of any services, including ground handling services, regional air services or any other services, to any Other Airline or for any other purpose without the Consent of American; it being understood that American shall have sole and absolute discretion to provide or decline such Consent for any reason whatsoever. The foregoing limitation shall not apply to:
     (i) any Passenger Facilities that are leased or otherwise made available to all air carriers at such Station on a common-use or joint-use basis; or

*	THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”.

     (ii) any Passenger Facilities that are properly required by an Airport Authority to be made available for use by others in accordance with any applicable Prime Agreement.
American shall be deemed to have provided its Consent to the use by Contractor of those Passenger Facilities that are used as of the Effective Date to provide services to any Other Airline; provided, that American may revoke any such Consent on ***** prior Notice to Contractor. *****.
          (b) Each American Facility or Contractor Facility that is a Non-Passenger Facility may not be used by Contractor for the provision of any services, including ground handling services, regional air services or any other services to any Other Airline or for any other purpose without the Consent of American, which Consent shall not be unreasonably withheld *****.
          (c) Contractor must deliver written request for American’s Consent under this Section 8 to American at least fifteen (15) days prior to the contemplated alternative usage of the American Facilities and Contractor Facilities pursuant to subsection (b) above. If American fails to respond to any such request within fifteen (15) days of receipt of such request, American shall be deemed to have provided its Consent thereto.
          (d) With respect to any American Facilities and Contractor Facilities that American has provided its Consent for Contractor to use for the provision of services to any Other Airline or for any other purpose, Eagle and Executive jointly and severally covenant and agree that all such American Facilities and Contractor Facilities shall be made available first for the provision of the Contractor Services to American and American Regional Carriers prior to the provision of any similar or other services to any other third parties.
          (e) Notwithstanding the foregoing, it is understood and agreed that Contractor shall be permitted to use any Contractor Controllable Facilities, and to obtain additional Contractor Controllable Facilities at any time, to serve any Other Airline or itself or for any purpose at any time without the Consent of American.
     Section 9. Reserved.
     Section 10. Term and Termination.
          (a) Subject to any continuing obligations as provided in Section 11, this Agreement shall commence on, and shall be effective as of, the Effective Date and, unless earlier terminated as provided in this Section 10, shall continue in full force and effect until the earlier to occur of (i) the earliest date on which the AA License has terminated with respect to all American Facilities and this Agreement has terminated with respect to all Contractor Facilities and (ii) the sixteenth (16th) year anniversary of the Effective Date (the “Term”).
          (b) Notwithstanding Section 10(a), this Agreement shall automatically terminate without any liability of any Party for breach and be of no further force or effect upon any termination of the Separation and Distribution Agreement prior to the Distribution Date (as such term is defined therein).

*	THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”.

          (c) Notwithstanding the foregoing, the AA License and all other rights and obligations of American, on the one hand, or Eagle and Executive, on the other hand, shall automatically terminate without any further action of any Party (a “Partial Termination”), subject to any continuing obligations as set forth in Section 11, as follows:
     (i) those American Facilities and Contractor Facilities at a Station that are used to provide Ground Handling Services, if Contractor ceases for any reason to provide Ground Handling Services at such Station in accordance with the terms of the Master Ground Handling Agreement; and
     (ii) those American Facilities and Contractor Facilities at a Station that are used to provide Regional Airline Services, if Contractor ceases for any reason to provide Regional Airline Services at such Station in accordance with the terms of the Air Services Agreement.
          (d) In addition to the provisions of Sections 10(b) and (c), and subject to any continuing obligations as set forth in Section 11, upon the occurrence of the following events, either American, if the non-defaulting Party on the one hand, or Eagle, if Eagle and Executive are the non-defaulting Parties on the other hand, shall have the right to terminate this Agreement, by providing Notice to the defaulting Party or, with respect to a termination under Section 10(d)(i) below, to the Party suffering the Insolvency Event if:
     (i) American, on the one hand, or Eagle, Executive or Eagle Holding, on the other hand, (1) makes a general assignment for the benefit of creditors or becomes insolvent, (2) files a voluntary petition in bankruptcy, (3) petitions for or acquiesces in the appointment of any receiver, trustee or similar officer to liquidate or conserve its business or any substantial part of its assets, (4) commences under the laws of any jurisdiction any proceeding involving its insolvency, bankruptcy, reorganization, readjustment of debt, dissolution, liquidation or any other similar proceeding for the relief of financially distressed debtors, (5) becomes the object of any proceeding or action of the type described in (3) or (4) above and such proceeding or action remains undismissed or unstayed for a period of at least sixty (60) days, or (6) is involuntarily divested of a substantial part of its assets for a period of at least sixty (60) days (each of (1) through (6) above an “Insolvency Event”);
     (ii) American, on the one hand as the defaulting party, or Eagle or Executive, on the other hand as the defaulting party, refuses, neglects or fails to perform, observe, or keep any material non-monetary covenants, agreements, terms or conditions contained herein on their part to be performed, observed, or kept and such refusal, neglect or failure shall continue for a period of sixty (60) days after Notice to cure such breach to the defaulting Party thereof;
     (iii) American, on the one hand, or Eagle or Executive, on the other hand, fails to pay any undisputed amounts owing to the other Party under the terms of this Agreement, or either Party breaches a monetary provision of this Agreement, and such failure to pay or monetary breach remains uncured for more than ten (10) days after receipt of Notice of such failure to pay or monetary breach; or
     (iv) The Air Services Agreement and the Master Ground Handling Agreement are both terminated for any reason prior to the end of the terms of such agreements.

          (e) Termination or Partial Termination of this Agreement for any reason shall not relieve any of the Parties of rights and obligations with respect to the American Facilities and Contractor Facilities incurred prior to the end of the Term.
          (f) Upon (i) expiration of the Term, (ii) termination of the AA License at any American Facility, or (iii) termination or Partial Termination of this Agreement with respect to any Contractor Facility, Eagle and Executive jointly and severally covenant and agree to, at their sole cost and expense: (w) promptly remove any and all signs, trade fixtures and any other personal property that belongs to or relates solely to Eagle, Executive, any of their employees, or any Contractor Agents at such American Facilities or Contractor Facilities, (x) repair any and all damage caused by any such removal, (y) immediately surrender such American Facilities or Contractor Facilities to American in good order and condition, reasonable wear and tear excepted, *****, and (z) return such American Facilities or Contractor Facilities in the same environmental condition that existed as of the Effective Date (or to such condition as is otherwise required under the relevant provisions of the Prime Agreement) and free of any Hazardous Material introduced as a result of Contractor’s use and occupancy of the American Facilities and Contractor Facilities pursuant to this Agreement or the performance of the Contractor Services.
          (g) It is understood and agreed that each Party’s right of termination under this Section 10 shall be in addition to any other rights such Party may have under this Agreement or the Ancillary Agreements or otherwise, and the exercise of any such right of termination shall not be deemed an election of remedies. If this Agreement is terminated because of a breach of this Agreement, the Master Ground Handling Agreement, or the Air Services Agreement by the non-terminating Party, the terminating Party’s right to pursue all legal remedies shall survive any such termination or Partial Termination of this Agreement.
     Section 11. Continuing Obligations Following Termination.
          (a) In the event of any termination or Partial Termination of this Agreement or expiration of the Term in accordance with the provisions of Section 10, American and Contractor shall, as soon as reasonably practicable following such termination, Partial Termination or expiration, use their commercially reasonable efforts to Transfer any American Guaranteed Facilities to American or any other Person at American’s direction; provided, that if the applicable Airport Operator does not Consent to any such Transfer, Eagle and Executive jointly and severally covenant and agree to comply with the following provisions with respect to such American Guaranteed Facilities until such time as the Transfer of such American Guaranteed Facilities may be effectuated or the applicable Prime Agreement expires in accordance with its terms:
     (i) as directed by American, use their commercially reasonable efforts to amend, modify, extend, renew, Transfer or terminate the applicable Prime Agreement for the lease, sublease, occupancy or use of such American Guaranteed Facilities or obtain the Consent of the applicable Airport Operator to any such amendment, modification, extension or renewal, Transfer or termination;
     (ii) except as otherwise directed by American, not Transfer all or any portion of their interest, nor enter into any lease, sublease or other agreement relating to such American Guaranteed Facilities, or amend, modify, extend or renew in any manner any

*	THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”.

applicable Prime Agreement, or Consent to any of the same, without the Consent of American, it being understood that any such Transfer or other agreement relating to such American Guaranteed Facilities in violation of this Section 11 shall be void and ineffectual ab initio;
     (iii) comply in a timely manner with all payment obligations arising under the applicable Prime Agreements, including prompt payment and discharge of all rental obligations in accordance with the terms of such Prime Agreements; it being understood that American shall reimburse Contractor for the payment of any such rental obligations in accordance with Section 7, subject, however, to American’s right to reasonably object to and contest any such obligation in good faith and in connection therewith to direct Eagle or Executive, as the case may be, to withhold payment or performance of such obligation pending the outcome of such contest, provided that American agrees to indemnify Eagle and Executive, as the case may be, for any cost imposed on it be the applicable Airport Operator due to Eagle or Executive withholding such payment or performance;
     (iv) timely pay and discharge any and all costs, fees and other similar expenses arising from the use or occupancy of such American Guaranteed Facilities, including all electrical, gas, water or other utility costs, fees or expenses; it being understood that American shall reimburse Contractor for the payment of any such utility costs or fees in accordance with Section 7;
     (v) timely pay and discharge any and all state and local real property taxes or similar costs or fees related to such American Guaranteed Facilities; it being understood that American shall reimburse Contractor for the payment of any such taxes or fees in accordance with Section 7;
     (vi) in the event Contractor receives any rebates, refunds or other cash adjustments from the applicable Airport Operator with respect to such American Guaranteed Facilities, promptly pay such rebates or refunds to American;
     (vii) to the extent Contractor may, directly or indirectly, have the right or option to vote with respect to or provide oral or written Consent to any action as a member or participant in any Airport Operator having jurisdiction over such American Guaranteed Facilities or pursuant to the terms of any Prime Agreement, use commercially reasonable efforts to give prompt Notice to American of any such proposed vote or Consent and vote or Consent in the manner directed by American; and
     (viii) as directed by American, use commercially reasonable efforts to provide American, American Regional Carriers or any other Person with access at any time, subject to applicable security requirements or restrictions.
          (b) Notwithstanding anything herein to the contrary, Section 1 and Sections 11 through 35 shall apply to the American Guaranteed Facilities following termination or expiration of the Term or Partial Termination of this Agreement, and shall continue in full force and effect, but solely with respect to such American Guaranteed Facilities.

Section 12. Environmental Covenants.
          (a) Subject to the terms and conditions hereof and for the Term, Eagle and Executive jointly and severally covenant and agree that that they shall, with respect to the American Facilities and Contractor Facilities:
     (i) comply with all applicable requirements regarding Hazardous Material and environmental conditions set forth in the applicable Prime Agreement and shall not cause American to be in violation of any requirements contained therein;
     (ii) observe and comply with, and cause the Contractor Agents to observe and comply with, all Environmental Laws;
     (iii) timely perform the following tasks to the extent they may relate to or result from Contractor’s use and occupancy of the American Facilities and Contractor Facilities pursuant to this Agreement and performance of the Contractor Services:
(A)	obtain and comply with all environmental and safety registrations, permits, authorizations, and licenses applicable to Contractor or performance of the Contractor Services;
(B)	conduct all necessary or appropriate testing, monitoring, inspection, or related activities applicable to the use, storage, disposal or distribution of Hazardous Material, as required under applicable Environmental Law;
(C)	submit promptly to appropriate Governmental Authorities, any notices or reports applicable to the use, storage or distribution of Hazardous Material, as required under applicable Environmental Law; and
(D)	ensure that all American Facilities and Contractor Facilities, equipment, piping, hydrant pits, containers, tanks, and vehicles used by Contractor to store, distribute, or supply Hazardous Materials in connection with the American Facilities and Contractor Facilities are maintained in a safe, efficient, and orderly manner, and in accordance with all applicable Environmental Laws, without regard to the ownership of such American Facilities and Contractor Facilities, equipment, piping, hydrant pits, containers, tanks, or vehicles.
     (iv) not cause, allow or permit the Release or threatened Release of any Hazardous Materials into the Environment to, on, under or about the American Facilities and Contractor Facilities.
          (b) Releases or threatened Releases of any Hazardous Material into the Environment resulting from Contractor’s use and occupancy of the American Facilities and Contractor Facilities or relating to the Contractor Services including, without limitation, any Releases or threatened Releases of Hazardous Material from the American Facilities and Contractor Facilities, equipment, piping, hydrant pits, containers, tanks, or vehicles used to store, distribute, or supply fuel, shall be reported immediately by Contractor to American and as required under Environmental Laws to all necessary or appropriate Governmental Authorities with jurisdiction under applicable Environmental Laws.

          (c) Upon discovery of a Release or threatened Release of a Hazardous Material into the Environment resulting from or related to Contractor’s use and occupancy of the American Facilities and Contractor Facilities pursuant to this Agreement or arising from the Contractor Services, Contractor shall immediately initiate all necessary or appropriate procedures to report, investigate, mitigate, and remediate the same, and immediately report the same to American. All such actions shall conform with all applicable Environmental Laws. Contractor shall be responsible for undertaking and completing the investigation and/or prevention of any such Releases or threatened Releases, as well as the complete removal, remediation, and proper disposal of any actual Release, in accordance with applicable Environmental Laws and to the satisfaction of American and all Governmental Authorities with jurisdiction over such Releases or threatened Releases and shall use reasonable efforts to obtain written acknowledgment from the applicable Governmental Authorities that no further action is required with respect to such Release. To the extent American or any Governmental Authority may determine that remediation is required, Contractor shall coordinate such remediation with American’s operations and ensure that such remediation does not unduly interfere with American’s operations. Contractor also shall ensure that upon the conclusion of such remediation, the condition of the affected property complies with applicable Environmental Laws and that such remediation has been completed to the satisfaction of American. Contractor shall sign all waste manifests related to the remediation and/or disposal of any Hazardous Material that has been Released in relation to, or as a result of, the Contractor Services, as the generator thereof. Contractor shall promptly submit to American copies of all remediation and/or disposal work plans, reports, sampling data, and analytical results, manifests and correspondence with Governmental Authorities in connection with Contractor’s activities as described in this subsection (c).
          (d) Should Contractor fail to comply with any applicable Environmental Laws as required under this Agreement or if Contractor fails to conduct remediation or related activities as required under Section 12(c) in a timely manner, American reserves the right, but shall have no obligation, to take all reasonable and necessary actions to conduct such remediation or related activities and to correct such non-compliance with Environmental Laws. Contractor shall reimburse American for costs incurred by American in taking such actions under this Section 12(d) within thirty (30) days after American’s demand for reimbursement.
          (e) American reserves the right, but shall have no obligation, to conduct multi-media environmental audits, including the taking of samples, from time to time of Contractor’s operations, the American Facilities and Contractor Facilities, or of equipment, piping, hydrant pits, containers, tanks, or vehicles used to store, distribute, or supply fuel at such American Facilities and Contractor Facilities. Nothing in this provision shall be deemed or construed to diminish or extinguish any of Contractor’s environmental obligations contained herein.
          (f) In the event of any claim, demand, action, complaint or notice made against Contractor regarding Contractor’s failure or alleged failure to comply with any Environmental Laws with respect to the performance of Contractor Services or Contractor’s use and occupancy of the American Facilities or the Contractor Facilities, Contractor shall immediately notify American and provide American with copies of any such claim, demand, action, complaint or notice.
          (g) Nothing contained herein shall diminish Contractor’s obligations to investigate, prevent, remove, remediate and/or dispose of all Hazardous Materials that may be Released or threatened to be Released at or about the American Facilities and Contractor Facilities in connection with or arising from the Contractor Services. Notwithstanding the above, Contractor shall have no obligations under this Section 12 with respect to any Release or threatened Release of Hazardous Materials which, as between the Parties, was caused solely by the actions of American, an American Affiliate or an American Agent.

Section 13. Condemnation.
          (a) If during the Term, all or a substantial part of the American Facilities or Contractor Facilities at any Station should be taken for any public or quasi-public use under any governmental law, ordinance or regulation or by right of eminent domain, or should be sold to the condemning authority under threat of condemnation, this Agreement shall terminate, but solely with respect to the American Facilities or Contractor Facilities at such Station, effective from the date of taking of such American Facilities or Contractor Facilities by the condemning authority.
          (b) If less than a substantial part of the American Facilities or Contractor Facilities at any Station is taken for public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain, or is sold to the condemning authority under threat of condemnation, American, at its option, may by Notice terminate this Agreement, but solely with respect to the American Facilities or Contractor Facilities at such Station, or shall forthwith at its sole expense restore such portion of the American Facilities or Contractor Facilities at such Station (other than leasehold improvements made by Contractor), in order to make the same reasonably tenantable and suitable for the provision by Contractor of the Contractor Services.
          (c) American and Eagle shall be entitled to receive and retain such separate awards and portions of lump sum awards as may be allocated to their respective interests in any condemnation proceedings. The termination of this Agreement shall not affect the rights of the respective Parties to such awards.
     Section 14. Limitation on Damages. CONTRACTOR AGREES THAT NEITHER AMERICAN NOR ANY AMERICAN INDEMNIFIED PARTY SHALL BE LIABLE TO CONTRACTOR OR ANY EAGLE INDEMNIFIED PARTY FOR (a) ANY LOSS OR DAMAGE TO ANY PROPERTY OF ANY PERSONS (INCLUDING PROPERTY OF THE CONTRACTOR INDEMNIFIED PARTIES), OCCASIONED BY THEFT, FIRE, ACTS OF GOD, OR ANY GOVERNMENTAL AUTHORITY OR BODY, RIOT, WAR, OTHER TENANTS OF THE AMERICAN FACILITIES AND CONTRACTOR FACILITIES OR THE PREMISES OF WHICH THE AMERICAN FACILITIES AND CONTRACTOR FACILITIES ARE A PART, OR (b) ANY CLAIMS FOR DIRECT, INDIRECT, INCIDENTAL, CONSEQUENTIAL, PUNITIVE, SPECIAL OR EXEMPLARY DAMAGES, INCLUDING LOST REVENUES, LOST PROFITS OR LOST PROSPECTIVE ECONOMIC ADVANTAGE ARISING OUT OF OR RELATED TO (i) THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, OR (ii) ANY INCONVENIENCE WHICH MAY ARISE THROUGH REPAIR OR ALTERATION OF THE AMERICAN FACILITIES AND CONTRACTOR FACILITIES, INCLUDING ANY MAJOR REPAIR AND IMPROVEMENTS, OR (iii) FAILURE TO MAKE REPAIRS IN A TIMELY MANNER, OR (iv) THE UNAVAILABILITY OF UTILITIES, OR FOR ANY OTHER CAUSE, REGARDLESS OF WHETHER SUCH A CLAIM IS BASED ON CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY, VIOLATION OF ANY APPLICABLE DECEPTIVE TRADE PRACTICES ACT OR SIMILAR LAW, RULE OR REGULATION OF A GOVERNMENTAL AUTHORITY OR ANY OTHER LEGAL OR EQUITABLE PRINCIPLE, EXCEPT TO THE EXTENT CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF AMERICAN OR ANY AMERICAN AFFILIATE. CONTRACTOR RELEASES AMERICAN AND ITS AFFILIATES FROM LIABILITY FOR ANY SUCH DAMAGES. AMERICAN AGREES THAT ANY WAIVERS OF CLAIMS FOR DAMAGES CONTAINED IN THE RESPECTIVE PRIME AGREEMENT RELATING TO THE AMERICAN FACILITIES MADE BY ANY GOVERNMENTAL AUTHORITY THEREUNDER SHALL INURE TO THE BENEFIT OF EAGLE TO THE EXTENT PERMITTED BY THE APPLICABLE PRIME AGREEMENT AND APPLICABLE LAW. NEITHER PARTY SHALL BE ENTITLED TO RESCISSION OF THIS AGREEMENT AS A RESULT OF BREACH OF THE OTHER

PARTY’S REPRESENTATIONS, WARRANTIES, COVENANTS OR AGREEMENTS, OR FOR ANY OTHER MATTER; PROVIDED, THAT NOTHING IN THIS SECTION 14 SHALL RESTRICT THE RIGHT OF EITHER PARTY TO EXERCISE ANY RIGHT TO TERMINATE THIS AGREEMENT PURSUANT TO SECTION 10.
     Section 15. Indemnification.
          (a) CONTRACTOR AND EAGLE HOLDING SHALL EACH JOINTLY AND SEVERALLY INDEMNIFY, DEFEND AND HOLD HARMLESS THE AMERICAN INDEMNIFIED PARTIES FROM AND AGAINST ANY AND ALL CLAIMS ARISING OUT OF, CAUSED BY OR OCCURRING IN CONNECTION WITH (OR ALLEGED TO ARISE OUT OF, BE CAUSED BY OR BE OCCURRING IN CONNECTION WITH) (i) THE DEATH OF OR INJURY TO PERSONS (INCLUDING ALL INVITEES, GUESTS, PASSENGERS, SHIPPERS, EMPLOYEES, ANY OPERATOR OF AIRCRAFT AND AGENTS OF CONTRACTOR), OR DELAY OR LOSS OF OR DAMAGE TO PROPERTY (INCLUDING PROPERTY OF CONTRACTOR AND ITS INVITEES, GUESTS, PASSENGERS, EMPLOYEES AND AGENTS AND PROPERTY OF EACH INDEMNIFIED PARTY, INCLUDING AIRCRAFT, AIRFRAMES, ANY ENGINE, ANY PART OF ANY THEREOF, BAGGAGE OR CARGO) RESULTING FROM OR ARISING OUT OF CONTRACTOR’S USE OR OCCUPANCY OF THE AMERICAN FACILITIES OR CONTRACTOR FACILITIES, EXCEPT TO THE EXTENT CAUSED BY THE WILLFUL MISCONDUCT OF AMERICAN, ANY AMERICAN AFFILIATE OR AMERICAN AGENT; (ii) NEGLIGENT ACTS OR NEGLIGENT OMISSIONS OF CONTRACTOR, ANY CONTRACTOR AFFILIATE OR ANY CONTRACTOR AGENT THAT ARE IN ANY WAY RELATED TO CONTRACTOR’S USE OR OCCUPANCY OF ANY AMERICAN FACILITIES OR CONTRACTOR FACILITIES; AND (iii) THE PERFORMANCE, IMPROPER PERFORMANCE OR NONPERFORMANCE, DIRECTLY OR INDIRECTLY, OF ANY COVENANT OR AGREEMENT OF CONTRACTOR IN THIS AGREEMENT.
          (b) AMERICAN SHALL INDEMNIFY, DEFEND AND HOLD HARMLESS THE CONTRACTOR INDEMNIFIED PARTIES FROM AND AGAINST ANY AND ALL CLAIMS ARISING OUT OF, CAUSED BY OR OCCURRING IN CONNECTION WITH (OR ALLEGED TO ARISE OUT OF, BE CAUSED BY OR OCCURRING IN CONNECTION WITH) (i) THE PERFORMANCE, IMPROPER PERFORMANCE OR NONPERFORMANCE, DIRECTLY OR INDIRECTLY, OF ANY COVENANT OR AGREEMENT OF AMERICAN IN THIS AGREEMENT; (ii) NEGLIGENT ACTS OR NEGLIGENT OMISSIONS OF AMERICAN, ANY AMERICAN AFFILIATE OR ANY AMERICAN AGENT THAT ARE IN ANY WAY RELATED TO AMERICAN’S USE OR OCCUPANCY OF ANY AMERICAN FACILITIES OR CONTRACTOR FACILITIES, EXCEPT FOR CLAIMS OF THE TYPE REFERRED TO IN SECTION 15(a)(i) ARISING FROM THE DEATH OF, OR INJURY TO, PERSONS, OR DELAY OR LOSS OF OR DAMAGE TO PROPERTY RESULTING FROM OR ARISING OUT OF CONTRACTOR’S USE OR OCCUPANCY OF THE AMERICAN FACILITIES OR CONTRACTOR FACILITIES (IN WHICH EVENT CONTRACTOR AND EAGLE HOLDING SHALL EACH JOINTLY AND SEVERALLY INDEMNIFY AND REIMBURSE THE AMERICAN INDEMNIFIED PARTIES, NOTWITHSTANDING SUCH NEGLIGENT (BUT NOT WILLFUL) ACTS OR OMISSIONS OF AMERICAN, ANY AMERICAN AFFILIATE OR ANY AMERICAN AGENT); AND (III) THE PERFORMANCE, IMPROPER PERFORMANCE OR NONPERFORMANCE, DIRECTLY OR INDIRECTLY, OF ANY COVENANT OR AGREEMENT OF AMERICAN IN THIS AGREEMENT.
          (c) A Party (the “Indemnified Party”) entitled to indemnification from another Party under the terms and conditions of this Agreement (the “Indemnifying Party”) shall provide the Indemnifying Party with prompt Notice of any Claim that the Indemnified Party believes gives rise to a claim for indemnity against the Indemnifying Party. Notwithstanding the foregoing, the failure of an Indemnified Party to promptly provide Notice shall not constitute a waiver by the Indemnified Party of any right to indemnification or otherwise relieve such Indemnifying Party from any liability hereunder unless and only to the extent that the Indemnifying Party is materially prejudiced as a result thereof, and in any event shall not relieve such Indemnifying Party from any liability that it otherwise has on account of this Section 15. The Indemnifying Party shall be entitled, if it accepts financial responsibility for the third party Claim, to control the defense of, to pay for or to settle any such third party Claim at its own expense and by its own counsel; provided, that the Indemnified Party’s prior Consent (which may not be unreasonably withheld or delayed) must be obtained prior to settling any such third party Claim. The Indemnified Party shall provide the Indemnifying Party with such information as the Indemnifying Party shall reasonably request to defend or resolve any such third party Claim and shall otherwise cooperate with the Indemnifying Party in the defense or resolution of any such third party Claim. If the Indemnifying Party does not accept financial responsibility for the third party Claim or fails to defend against the third party Claim that is the subject of a Notice under this Section 15(c) within (30) thirty days of receiving such Notice (or sooner if the nature of the third party Claim so requires), or otherwise contests its obligation to indemnify the Indemnified Party in connection therewith, the Indemnified Party may, upon providing Notice to the Indemnifying Party, pay, compromise or defend such third party Claim. In the latter event, the Indemnified Party, by proceeding to defend itself or settle the matter, does not waive any of its rights hereunder to later seek indemnification from the Indemnifying Party. Except as set forth in this Section 15(c), the Indemnified Party shall not enter into any settlement or other compromise or Consent to a judgment with respect to a third party Claim as to which the Indemnifying Party has an indemnity obligation hereunder without the prior Consent of the Indemnifying Party (which may not be unreasonably withheld or delayed), and the entering into of any settlement or compromise or the Consent to any judgment in violation of the foregoing shall constitute a waiver by the Indemnified Party of its right to indemnity hereunder to the extent the Indemnifying Party is prejudiced thereby. Any Indemnifying Party shall be subrogated to the rights of the Indemnified Party to the extent that the Indemnifying Party pays for any loss, damage or expense suffered by the Indemnified Party hereunder. Notwithstanding anything contained in this Section 15(c) to the contrary, Contractor and American shall cooperate in the defense of any Claim imposed jointly against them.
          (d) Each Party shall bear full responsibility for its employer’s liability and workers’ compensation liability to its own officers, directors, employees or agents on account of injury or death resulting from or sustained in the performance of their respective obligations under this Agreement. Each Party, with respect to its own employees, hereby accepts full and exclusive liability for the payment of workers’ compensation and employer’s liability insurance premiums with respect to such employees, and for the payment of all taxes, contributions or other payments for unemployment compensation or old age benefits, pensions or annuities now or hereafter imposed upon employers by any Governmental Authority, including state, local or foreign, with respect to such employees measured by the wages, salaries, compensation or other remuneration paid to such employees, or otherwise, and each Party further shall make such payments and to make and file all reports and returns, and to do everything to comply with the laws imposing such taxes, contributions or other payments.
          (e) Notwithstanding any other provision of this Agreement, Eagle and Executive shall be jointly and severally responsible for the performance of any obligations required to be performed by Contractor and shall be jointly and severally liable for any of their respective obligations under this Agreement, whether to be performed individually or jointly.
     Section 16. Insurance.
          (a) Throughout the Term, in addition to any insurance required to be maintained by Contractor or Eagle Holding on behalf of Contractor by any applicable Airport Operator or

Governmental Authority, Contractor shall maintain, or cause to be maintained, in full force and effect policies of insurance with insurers of recognized reputation and responsibility, in each case to the extent available and of the type usually carried by corporations engaged in the same or similar business, similarly situated and providing similar ground handling or regional airline services and covering risks of the kind customarily insured, as follows:
     (i) Commercial General Liability insurance, including airport liability, comprehensive general liability (including premises, products and completed operations, contractual liability and personal injury coverage) and automobile liability covering all Ground Handling Services performed by Contractor under the Ground Handling Agreement, including the ownership, operation or use of all licensed and unlicensed vehicles used at each Station. Such coverage shall be in an amount of not less than ***** for bodily injury and property damage combined, with ***** annual aggregate in respect of personal injury.
     (ii) Workers’ compensation providing the statutory coverage required by the appropriate jurisdiction and employer’s liability with a limit of not less than ***** each accident for bodily injury by accident or ***** each employee for bodily injury by disease.
     (iii) Automobile liability insurance covering all owned, non-owned, leased and hired vehicles with policy limits of not less than ***** combined single limit per occurrence.
     (iv) Other property and liability insurance coverages (including, without limitation, property damage liability insurance, exclusive of any manufacturer’s product liability insurance) of the types and in the amounts that would be considered reasonably prudent for a business organization of Contractor’s size and nature, under the insurance market conditions in effect at the time of placement, but in any event of the type and the amount that American may reasonably require to prevent or minimize disruption in use or occupancy of the American Facilities or Contractor Facilities resulting from a casualty or liability incident related to any of Contractor’s operations.
     (v) All coverages described in this Section 16 shall be placed with deductibles reasonably prudent for a business organization of Contractor’s size and nature, under the insurance market conditions in effect at the time of placement.
          (b) Contractor shall cause the liability policies described in Section 16(a) to be duly and properly endorsed by Contractor’s insurance underwriters, as follows:
     (i) To provide that the underwriters shall waive subrogation rights against American, except for its gross negligence or willful misconduct;
     (ii) To provide that American and its Affiliates shall be named as additional insured parties;

*	THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”.

     (iii) To provide that such insurance shall be primary to and without right of contribution from any other insurance which may be available to the additional insureds;
     (iv) To include a “breach of warranty” provision in favor of the additional insureds insuring their interest regardless of any breach or violation by Contractor of any warranties, declarations or conditions contained in such insurance policies; and
     (v) With respect to all of the insurance policies described in Section 16(a), to provide that such policies shall not be canceled, terminated or the limits or coverage required hereunder be reduced (adverse change) until thirty (30) days after receipt by American of Notice from such insurers of such cancellation, termination or reduction (but seven (7) days or such lesser period after Notice shall have been sent to American if the cancellation or adverse change is a result of Contractor’s failure to pay the applicable workers compensation or property insurance premiums).
          (c) On the Effective Date and on each anniversary during the Term, Contractor shall furnish to American a certificate of insurance certifying that such insurance and endorsements are in full force and effect. If Contractor fails to acquire or maintain insurance as herein provided, then American may at its option secure such insurance on Contractor’s behalf and Contractor shall take all actions requested or directed by American and cooperate with American in connection with obtaining or maintaining such coverage.
     Section 17. Resolution of Disputes. Except as specifically provided in Section 18, prior to any Party’s right to seek any remedy in a court of competent jurisdiction, the Parties hereby agree that they shall resolve any dispute, claim or controversy arising out of or relating to this Agreement or the breach, termination, enforcement, interpretation or validity thereof (each a “Dispute”) as follows:
          (a) With respect to any Disputes relating to any invoice or billing matter, American and Eagle shall in good faith use commercially reasonable efforts to resolve such Dispute as follows:
     (i) Within thirty (30) days following receipt of any bill or invoice, either American or Eagle, as the case may be, if disputing such bill or invoice, shall provide Notice to the other of the amount in question and submit payment for all amounts not in Dispute as set forth in the bill or invoice in accordance with Schedule 1.
     (ii) If American and Eagle have not resolved the Dispute within ten (10) days of Notice of such a Dispute, then American and Eagle shall submit the Dispute to a mutually agreed independent auditor for prompt resolution. The costs and expenses associated with such independent auditor shall be borne equally by American and Eagle.
     (iii) If the amount of the Dispute is equal to or less than *****, the decision of the independent auditor shall be binding on all Parties for all purposes hereof and shall not be subject to further objection or appeal, including pursuant to any other provision set forth in this Section 17 or otherwise.

*	THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”.

     (iv) If the amount of the Dispute exceeds *****, then either American or Eagle may within ten (10) days following the decision of the independent auditor, implement the following:
(A)	Either American or Eagle may give Notice to the Representatives of American and Eagle of the Dispute, which Notice shall identify the Dispute to be discussed. The designated Representatives shall meet as promptly as possible to negotiate in good faith to resolve the Dispute.
(B)	If the Representatives do not resolve the Dispute within ten (10) days following the date of the Notice specified in subparagraph (A) above or such longer period as may be mutually agreed to by the Representatives, then the Dispute shall be referred (by either or both of the Representatives) to American’s Vice President of Network Planning and Eagle’s Chief Financial Officer for resolution.
(C)	The Vice President of Network Planning of American and the Chief Financial Officer of Eagle shall meet within ten (10) days following any referral to them by either of the Representatives and negotiate in good faith to resolve the Dispute.
(D)	If the Vice President of Network Planning of American and the Chief Financial Officer of Eagle are unable to resolve the Dispute within such specified period, then either may refer the Dispute to the Senior Vice President of Marketing and Planning of American and the Chief Executive Officer of Eagle and they shall meet as promptly as possible to negotiate in good faith to resolve the Dispute.
(E)	Failure to resolve the billing or invoice Dispute with thirty (30) days following any referral to the Senior Vice President of Marketing and Planning of American and the Chief Executive Officer of Eagle shall give either American or Eagle the right to seek applicable remedies under this Agreement in a court of competent jurisdiction.
     (v) The Parties agree to continue to perform their respective obligations under this Agreement while a billing or invoice Dispute is being resolved pursuant to this Section 17(a).
     (vi) In the event there is no officer holding the title Vice President of Network Planning or the Senior Vice President of Marketing and Planning at American, then the duties under this Section 17(a) shall be performed by an executive performing similar duties and functions.

*	THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”.

          (b) With respect to any other Disputes, the Parties hereto agree that, except as provided in Section 18 below, before seeking any remedy in a court of competent jurisdiction, the following procedures shall apply:
     (i) The Parties shall comply with the meet and confer procedures set forth in Section 17(c) hereof.
     (ii) If the Parties’ Representatives are not able to resolve the Dispute pursuant to Section 17(c) within ten (10) days of the Notice provided under Section 17(c), or such longer period as may be mutually agreed to by the Representatives, then the Dispute shall be referred (by either or both of the Representatives) to the Vice President of Network Planning of American and the Chief Financial Officer of Eagle.
     (iii) The Vice President of Network Planning of American and the Chief Financial Officer of Eagle shall meet within ten (10) days following any referral to them by either of the Representatives and negotiate in good faith to resolve the Dispute.
     (iv) If the Vice President of Network Planning of American and the Chief Financial Officer of Eagle are unable to resolve the Dispute within such specified period, then either may refer the Dispute to the Senior Vice President of Marketing and Planning of American and the Chief Executive Officer of Eagle and they shall meet as promptly as possible to negotiate in good faith to resolve the Dispute.
     (v) Failure to resolve the Dispute with thirty (30) days following any referral to the Senior Vice President of Marketing and Planning of American and the Chief Executive Officer of Eagle shall give either Party the right to seek applicable remedies under this Agreement in a court of competent jurisdiction.
     (vi) The Parties agree to continue to perform their respective obligations under this Agreement while a Dispute is being resolved pursuant to this Section 17(b).
     (vii) If there is no officer holding the title Vice President of Network Planning or Senior Vice President of Marketing and Planning at American, then the duties under this Section 17(b) shall be performed by an executive performing similar duties and functions.
          (c) To the extent that this Agreement requires that the Parties meet and confer in any circumstance, any Party may give Notice to both Parties’ Representatives of the issue or matter to be discussed and, except to the extent another representative of a Party is designated in accordance with the terms of this Agreement, the Parties’ Representatives shall meet within ten (10) days to promptly negotiate in good faith. The Parties agree to continue to perform their respective obligations under this Agreement while the matter or issue is being resolved pursuant to this Section 17.
     Section 18. Equitable Remedies. American and Contractor each acknowledges and agrees that under certain circumstances (x) the breach by American or Contractor of this Agreement or some other action being taken or proposed to be taken by the other Party will materially and irreparably harm the other Party; or (y) a Dispute or issue may not be resolved or be capable of resolution under Section 17. Notwithstanding Section 17, in addition to its rights under this Agreement and any other remedies it may have at law or in equity, a Party may apply to any court of law or equity of competent jurisdiction in Tarrant County, Texas for (a) specific performance and/or other injunctive relief in order to enforce or prevent any breach of this Agreement or enjoin other such action being taken or proposed to be taken by the other Party; or (b) to address a Dispute or issue that is not resolved or capable of resolution under Section 17.
     Section 19. Notices. All Notices, Consents or amendments under this Agreement shall be in writing and shall be deemed given to American or Contractor, as the case may be, upon (i) confirmation of receipt of a delivery in person, (ii) a transmitter’s confirmation of a receipt of a facsimile or e-mail transmission (but only if followed by confirmed delivery the following Business Day (a) by a nationally recognized overnight courier or (b) by hand), or (iii) confirmed delivery by a nationally recognized overnight courier, to the Parties at the following addresses:
if to American, to:
American Airlines, Inc.
4333 Amon Carter Blvd.
Mail Drop 5675
Ft. Worth, TX 76155
Attn: Corporate Secretary
Facsimile No.: ________________
Telephone No.: _______________
____________________________
if to Eagle, Executive or Contractor, to:
American Eagle Airlines, Inc.
4333 Amon Carter Blvd.
Mail Drop 5494
Ft. Worth, TX 76155
Attn: General Counsel
Facsimile No.: ________________
Telephone No.: _______________
____________________________
with a copy to:
Executive Airlines, Inc.
4333 Amon Carter Blvd.
Mail Drop 5494
Ft. Worth, TX 76155
Attn: General Counsel
Facsimile No.: ________________
Telephone No.: _______________
____________________________
     or, in each case, to such other address as a Party has furnished to the other Party by a Notice in accordance with this Section 19.
     Where in this Agreement the words “request,” “instructed,” “directed,” “inform,” “furnish,” “designate” or “approved” or similar phrases, expressions or derivatives thereof are used rather than the terms Notice or Consent, such instruction to receive such communication shall be sufficient if done orally (and not in writing) (each a “Communication”) so long as it is provided

(i) in accordance with past practices or, if there are no past practices, in accordance with customary industry practices, (ii) the Person providing the Communication reasonably believes that the Person receiving such Communication is authorized to receive such Communication and (iii) the Person receiving such Communication reasonably believes the Person providing such Communication has the apparent or actual authority to undertake the action in question.
     Section 20. Binding Effect and Assignment. The terms and conditions of this Agreement shall inure to the benefit of and be binding and enforceable upon the Parties and their respective successors and permitted assigns. Except with respect to (i) a merger, reorganization, or consolidation of American with or into another Person, (ii) an assignment of this Agreement or any rights pertaining thereto, in whole or in part, by American to an Affiliate, (iii) a transaction, or series of transactions, by American involving the sale, pledge, lease, transfer or exchange of substantially all of the assets of American, or (iv) any pledge or creation of any security interest in American’s rights under this Agreement, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either Party without the prior Consent of the other Party. In the event of (iii) above, Contractor shall be deemed to have released (without further action on the part of Contractor) American from any and all duties, obligations and liabilities (including assignor liability) arising under this Agreement after the date of assignment.
     Section 21. Amendment and Modification. This Agreement may not be amended or modified in any respect except by a written agreement signed by both Parties.
     Section 22. Waiver. The performance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) by the Party entitled to enforce such term, but such waiver shall be effective only if it is in writing signed by the Party against which such waiver is to be asserted. Unless otherwise expressly provided in this Agreement, no delay or omission on the part of any Party in exercising any right or privilege under this Agreement shall operate as a waiver thereof, nor shall any waiver on the part of any Party of any right or privilege under this Agreement operate as a waiver of any other right or privilege under this Agreement nor shall any single or partial exercise of any right or privilege preclude any other or further exercise thereof or the exercise of any other right or privilege under this Agreement.
     Section 23. Interpretation. The table of contents and the section and other headings and subheadings contained in this Agreement and in the exhibits and schedules hereto are solely for the purpose of reference, are not part of the agreement of the Parties, and shall not in any way affect the meaning or interpretation of this Agreement or any exhibit or schedule hereto. All references to days, months or years shall be deemed references to calendar days, months or years. All references to “$” shall be deemed references to United States dollars. Unless the context otherwise requires, any reference to a “Section,” “Schedule” or an “Exhibit” shall be deemed to refer to a section of this Agreement or an exhibit or schedule to this Agreement, as applicable. The words “hereof,” “herein” and “hereunder” and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, unless otherwise specifically provided, they shall be deemed to be followed by the words “without limitation.” This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the Party drafting or causing the document to be drafted. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.
     Section 24. Cooperation With Respect to Reporting. Each Party shall use its commercially reasonable efforts to cooperate with the other Party in providing necessary data, to the extent in the possession of the first (1st) Party, required by such other Party to meet any reporting requirements to, or otherwise in connection with any filing with or provision of information to be made to, any regulatory agency, stock exchange or other Governmental Authority.
     Section 25. Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile signature or portable document format (pdf).
     Section 26. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
     Section 27. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York (excluding New York conflict of laws principles that might call for the application of the law of another jurisdiction) as to all matters, including matters of validity, construction, effect, performance and remedies.
     Section 28. Entire Agreement. This Agreement embodies the entire agreement between the Parties concerning the subject matter hereof and such agreements terminate and supersede all prior or contemporaneous agreements, discussions, undertakings and understandings, whether written or oral, express or implied, concerning the subject matter hereof, including, without limitation, any sublease entered into between American and Contractor with respect to American Facilities or Contractor Facilities. The effectiveness of this Agreement shall not be deemed a waiver by either Party of any disclosed or undisclosed breach, default, event of default or termination event under such other agreements.
     Section 29. Remedies Cumulative. The rights and remedies of the Parties are cumulative and not alternative. Neither the failure nor any delay by either Party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege.
     Section 30. Further Assurances. The Parties agree to take such further actions and execute and deliver such other documents, certificates, agreements and other instruments as may be reasonably necessary or desirable in order to implement the transactions contemplated by this Agreement.
     Section 31. No Third Party Beneficiaries. Nothing in this Agreement or any Ancillary Agreement, expressed or implied, is intended to confer upon any party, other than the Parties and their respective permitted assigns, any rights, privileges, remedies, duties, obligations or liabilities under or by reason of this Agreement and no person who is not a Party may rely on the terms hereof. Notwithstanding the foregoing, (a) each American Indemnified Party shall be a third party beneficiary with respect to Section 15(b) and shall have all rights, benefits and privileges of a third party beneficiary with respect to Section 15(b); and (b) each Contractor Indemnified Party shall be a third party beneficiary of Section 15(a) and shall have all rights, benefits and privileges of a third party beneficiary with respect to Section 15(a).

     Section 32. Relationship of the Parties.
          (a) Any Contractor employees and any Contractor Agents engaged in providing any of the Contractor Services are employees, agents, and independent contractors of Contractor for all purposes, and under no circumstances will be deemed to be employees, agents or independent contractors of American. In its performance under this Agreement, Contractor shall act, for all purposes, as an independent contractor and not as an agent for American. Notwithstanding the fact that Contractor has agreed to follow certain procedures, instructions and standards of service of American pursuant to this Agreement, American shall have no supervisory power or control over any Contractor employees or any Contractor Agents engaged by Contractor in connection with its performance hereunder, and all complaints or requested changes in procedures made by American shall, in all events, be transmitted by American to Contractor’s Representative. Except as otherwise provided in this Agreement, nothing contained in this Agreement is intended to limit or condition Contractor’s control over its operations or the conduct of its business as an air carrier or a ground handling company, and Contractor and its principals assume their risks of financial losses which may result from the operation of the air services to be provided by Contractor hereunder.
          (b) Any American employees and any American Agents engaged in performing any of the acts American performs pursuant to this Agreement are employees, agents and independent contractors of American for all purposes and under no circumstances will be deemed to be employees, agents or independent contractors of Contractor. Contractor shall have no supervision or control over any such American employees or any American Agents and any complaint or requested change in procedure made by Contractor shall be transmitted by Contractor to American’s Representative. In its performance under this Agreement, American shall act, for all purposes, as an independent contractor and not as an agent for Contractor. Nothing contained in this Agreement is intended to limit or condition American’s control over its operations or the conduct of its business as an air carrier.
          (c) Nothing in this Agreement shall be interpreted or construed as establishing between the Parties a fiduciary relationship, partnership, joint venture or other similar arrangement. Nothing in this Agreement authorizes either Party to make any contract, agreement, warranty, or representation on the other’s behalf, or to incur any debt or obligation in the other’s name.
     Section 33. Jurisdiction. Each Party irrevocably submits to the exclusive jurisdiction of the United States District Court for the Northern District of Texas and, if such court does not have jurisdiction, of the courts of Texas sitting in Tarrant County, Texas for the purposes of any suit, action or other proceeding arising out of this Agreement or the subject matter hereof brought by the other Party. To the extent permitted by applicable laws, rules or regulations of a Governmental Authority, each Party waives and agrees not to assert, by way of motion, as a defense or otherwise, in any such suit, action or proceeding, any claim (i) that it is not subject to the jurisdiction of the above-named courts; (ii) that the suit, action or proceeding is brought in an inconvenient forum; or (iii) that the venue of the suit, action or proceeding is improper. Each Party further waives any right to a trial by jury.
     Section 34. Punitive Damages. Except to the extent a Party may be required to pay in connection with any Claim for indemnification under Section 15, neither Party nor its Affiliates shall be liable to the other Party or its Affiliates for Claims for incidental, indirect, consequential, punitive, special or exemplary damages, including lost revenues, lost profits or lost prospective economic advantage, arising out of or relating to this Agreement or the transactions contemplated hereby, regardless of whether a Claim is based on contract, tort (including negligence), strict liability, violation of any applicable deceptive trade practices act or similar law, rule or regulation of a Governmental Authority or any other legal or equitable principle, and each Party releases the other and its Affiliates from liability for any such damages. Neither Party shall be entitled to rescission of this Agreement as a result of breach of the other Party’s representations, warranties, covenants or agreements, or for any other matter; provided, that nothing in this Section 34 shall restrict the right of either Party to exercise any right to terminate this Agreement pursuant to Section 10.
     Section 35. Survival of Certain Obligations. Except as set forth in the following sentence, all representations, warranties, covenants and agreements of the Parties set forth herein shall terminate and expire, and shall cease to be in full force and effect following the Term. All covenants and agreement of Eagle and Executive to American that contemplate actions to be taken or obligations in effect after the Term or Partial Termination shall survive the Term or Partial Termination in accordance with the terms and to the extent contemplated thereby, including those described in Sections 10 through 35 and Schedule 1.
[Remainder of Page Intentionally Left Blank; Signature Page Follows]

     IN WITNESS WHEREOF, the Parties have entered into this Agreement effective as of the date set forth above.

AMERICAN AIRLINES, INC.
By:
Name:
Title:

AMERICAN EAGLE AIRLINES, INC.
By:
Name:
Title:

EXECUTIVE AIRLINES, INC.
By:
Name:
Title: